Exhibit 99.1

Contact:  Dewey M. Moore, Jr.
          Chief Executive Officer
          Rush Financial Technologies, Inc.
          972-450-6000

For Immediate Release
---------------------


                       Rush Financial Technologies, Inc.,
               Name Change Effective with New Ticker Symbol "RSHF"


DALLAS, TEXAS (March 12, 2004) - Rush Financial Technologies, Inc., formerly, Rushmore Financial Group, Inc., dba RushTrade(R) Group, announced today that in addition to the Company's name change and cusip number change, its Ticker Symbol on the OTC Bulletin Board Market will change from "RFGI" to "RSHF" effective March 12, 2004.

"Rush Financial Technologies, Inc. more accurately conveys the Company's current direction, focusing on real-time financial technology development and providing new generation direct-access online brokerage platforms. We believe today's active investors are moving away from traditional retail brokerage services and embracing these new technologies," said D. M. "Rusty" Moore, Jr., President and CEO.

About Rush Financial Technologies, Inc.

Rush Financial Technologies, Inc. operates through two primary subsidiaries:

RushGroup Technologies, Inc., the Company's financial technology development subsidiary, develops and operates proprietary real-time portfolio management software products, order management systems, direct-access trading software applications and data services center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), RushGroup offers real-time market data platforms and Direct Access products to meet the needs of active online investors, semi-professional traders or institutional portfolio managers and traders.

RushTrade Securities, Inc, a wholly owned subsidiary of the Company and a fully disclosed introducing broker/dealer and member NASD and SIPC, offers securities and online brokerage services to its retail customers utilizing RushGroup's software products. RushTrade Securities, Inc. customer trades are cleared through and customer accounts are held at Penson Financial Services, Inc.
RushTrade  Securities,  Inc.  is  registered  in all 50 U.S.  states and accepts customers from most foreign countries. RushTrade customer accounts are self-directed and RushTrade does not provide advice or make trade recommendations.

The Company is headquartered in Dallas, Texas and its common stock is traded on the OTC.BB Market under the symbol "RSHF". For more information about RushTrade and the RushGroup products, please visit www.rushtrade.com.


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         This press release  includes  statements that may constitute
         "forward-looking"  statements,  usually  containing the word
         "believe",   "estimate",   "project",  "expect"  or  similar
         expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to
         differ  materially  from  the  forward-looking   statements.
         Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the
         Company's   product  and   services   in  the   marketplace,
         competitive factors, changes in regulatory environments, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By
         making  these   forward-looking   statements,   the  Company
         disclaims any obligation to update these statements for revisions or changes after the date of this release.


   For further information, please contact D. M. "Rusty" Moore at (972)450-6000.









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